UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PartnerRe Ltd.
(Name of Registrant as Specified In Its Charter)

EXOR S.p.A. John Elkann Enrico Vellano Mario Bonaccorso Fabiola Portoso
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 7, 2015, John Elkann, Chairman and Chief Executive Officer of EXOR S.p.A. (“EXOR”), gave a presentation to certain shareholders of PartnerRe Ltd.  A copy of the slides used in the presentation is provided below:

1 APRIL 2015 PARTNER RE 1 EXOR’S $ 137.50 PER SHARE SUPERIOR ALL - CASH OFFER TO ACQUIRE P ARTNER R E PRESENTATION TO P ARTNER R E SHAREHOLDERS JULY 7, 2015

2 Certain statements and information contained in this communication that are not statements of information or historical fact constitute forward - looking statements, notwithstanding that such statements are not specifically identified as such . These forward - looking statements include, but are not limited to, statements regarding a proposal by EXOR S . p . A . , a società per azioni organized under the laws of the Republic of Italy (“EXOR”) to acquire PartnerRe Ltd . , a Bermuda exempted company (“ PartnerRe”), business development activities, including the timing of closing pending transactions, numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with PartnerRe’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and expected future performance (including expected results of operations and financial guidance), and the future growth opportunities, financial conditions, operating results, strategy and plans of each of PartnerRe and EXOR and other matters . Forward - looking statements may include terminology such as “anticipates,” “expects,” “intends,” “plans,” “forecasts,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” “objective,” “goal,” “outlook,” “opportunity,” “tentative,” “remains,” “on track,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “ongoing,” “upside,” “increases” or “continue” and variations or similar terminology . These statements are based upon the current expectations and projections about future events and, by their nature, address matters that are, to different degrees, uncertain and are subject to inherent assumptions, risks and uncertainties, including, but not limited to, assumptions, risks and uncertainties discussed in PartnerRe’s most recent annual or quarterly report filed with the Securities and Exchange Commission (the “SEC”) and assumptions, risks and uncertainties relating to the proposed transaction, as detailed from time to time in EXOR’s public announcements or filings with the Borsa Italiana which factors are incorporated herein by reference . Important factors that could cause actual results to differ materially from the forward - looking statements we make in this communication are set forth in other reports or documents that we file from time to time with the SEC, Consob or Borsa Italiana, and include, but are not limited to : (i) the ultimate outcome of any possible transaction between EXOR and PartnerRe including the possibilities that EXOR will not pursue a transaction with PartnerRe and that PartnerRe will reject a transaction with EXOR ; (ii) if a transaction between EXOR and PartnerRe were to occur, the ultimate outcome and results of PartnerRe, the ultimate outcome of EXOR’s pricing and operating strategy applied to PartnerRe and the ultimate ability to realize the anticipated benefits of the transaction ; (iii) the future financial condition, operating results, strategy and plans for PartnerRe ; ( iv) the effects of governmental regulation on the proposed transaction ; (v) ability to obtain regulatory approvals and meet other closing conditions to the transaction, including the necessary shareholder approvals, on a timely basis ; (vi) our ability to sustain and grow revenues and cash flow from, the need for innovation and the related capital expenditures and the unpredictable economic conditions in the global markets ; (vii ) the impact of competition from other market participants ; and (viii ) the risks and uncertainties detailed by PartnerRe with respect to its business as described in its reports and documents filed with the SEC . All forward - looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement . EXOR expressly disclaims and does not assume any liability in connection with any inaccuracies in any of these forward - looking statements or in connection with any use by any party of such forward - looking statements . Any forward - looking statements contained in this presentation speaks only as of the date of this presentation . EXOR undertakes no obligation to update or revise its outlook or forward - looking statements, whether as a result of new developments or otherwise

3 This presentation does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities . EXOR has filed a proxy statement (the “Proxy Statement”) with the SEC in connection with the upcoming special meeting of the shareholders of PartnerRe at which the PartnerRe shareholders will consider certain proposals regarding the proposed transaction with AXIS Capital Holdings Limited (the “Special Meeting Proposals”) . This material is not a substitute for the Proxy Statement that EXOR has filed with the SEC or any other documents which EXOR may send to its or PartnerRe’s shareholders in connection with the proposed transaction . INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION . All such documents, when filed, are available free of charge at the SEC’s website (www . sec . gov) or by directing a request to EXOR through the investor contacts listed above . This presentation does not address the tax consequences to holders of PartnerRe preferred shares that receive surviving company shares in the merger . Holders of PartnerRe preferred shares are urged to consult their tax advisors as to the United States federal, state, local and non - United States tax consequences to them of participating in the merger, some of which are uncertain and may depend on such holders’ individual circumstances .

AGENDA

1. About EXOR
2. Superior Offer and Improved Terms For Common Shareholders
3. Superior Offer and Improved Terms For Preferred Shareholders
4. Q&A

4

EXOR

A BOUT EXOR 1

6 ▪ One of Europe’s leading listed investment companies, controlled by the Agnelli family ▪ An entrepreneurial owner with over a century of successful investments ▪ Focused on global businesses primarily based in Europe and the U.S . ▪ Actively participates in building its companies for the long - term ▪ Not bound by investment cycle ▪ Majority of independent directors made up of business leaders from around the globe with superior business and international perspective ▪ BBB+ long - term rating from S&P and committed to a conservative capital structure EXOR AT A GLANCE 1 – Based on 1.11 EUR/USD (exchange rate as of July 1, 2015) 2 - Management Preliminary Data as of June 30, 2015 3 – Over 10 years Investments 12,172 73.7% Other Investments 761 4.6% Financial Investments 1,222 7.4% Cash and Cash Equivalents 2 2,034 12.3% Treasury Stock 1,083 6.6% Gross Asset Value (GAV) 16,511 100.0% Gross Debt (1,863) Ordinary Holding Costs 3 (189) Net Asset Value (NAV) 14,460 1 J ULY 2015 $ MN 1 3,459 1,278 20.9% 7.7% 6,674 40.4% % GAV EXOR IS CURRENTLY RANKED 24TH IN THE FORTUNE GLOBAL 500 LIST

AGNELLI FAMILY: 116 YEARS IN BUSINESS



GIOVANNI AGNELLI
1866 - 1945
"IL SENATORE"

CO-FOUNDER OF FIAT - FABBRICA ITALIANA AUTOMOBILI TORINO IN 1899





FOUNDER OF IFI - ISTITUTO FINANZIARIO INDUSTRIALE IN 1927






AVIO LINEE ITALIANE S.A



7
EXOR

OVER A CENTURY OF SUCCESSFUL INVESTMENTS

INDUSTRIAL

FIAT, Ferrari, Maserati, Alfa Romeo, CNH INDUSTRIAL, Jeep, LEAR CORPORATION, MOOG CHASSIS PARTS

MEDIA / ENTERTAINMENT / LEISURE

Juventus, Club Med, The Economist, ACCORHOTELS Feel Welcome, Banijay Group, BANTAM BOOKS

REAL ESTATE

SFL Société Foncière Lyonnaise, almacantar, ROCKEFELLER CENTER

CONSUMER GOODS / RETAIL

CINZANO, DANONE, PERONI, Auchan, La Rinascente, Galbani

BUSINESS SERVICES

SGS, CUSHMAN & WAKEFIELD, 利丰集团 Li & Fung

FINANCIAL SERVICES

TORO ASSICURAZIONI 1833, PERMAL, FIREMAN'S FUND INSURANCE COMPANY, SAI, ConstitutionRe, BANCA LEONARDO, SANPAOLO IMI

8

EXOR

9 0 5 10 15 20 25 30 35 40 45 50 2009 93.3 37.8 55.5 2010 45.8 17.2 28.6 2011 (24.4) (4.5) (19.9) 2012 20.6 11.4 9.2 2013 16.2 18.7 (2.5) 2014 14.8 17.2 (2.4) 2015 YTD 28.2 11.4 16.8 C OMPOUNDED ANNUAL RATE 26.3 16.7 9.6 A NNUAL PERCENTAGE CHANGE YEAR 1 - EXOR NAV 2 - MSCI D ELTA (1 - 2) EXOR HISTORICAL NAV PERFORMANCE NET ASSET VALUE GROWTH ▪ Successfully strengthened its businesses through and after the 2008 - 09 crisis ▪ Share capital simplification ▪ Increased transparency in communication ▪ Lower volatility in financial markets ▪ Annualized share price growth: +37.7% NAV DISCOUNT TIGHTENING NAV ( € mn) – EXOR share price ( € ) M ARCH 2009 T ODAY 58.6% 16.9% Memo: data in 2009 started on March 1, the date before EXOR’s listing on Borsa Italiana; data in 2015 up to July 1 (preliminary data). MSCI refers to MSCI World Index in Euro 2,968 3,708 4,497 5,258 5,737 5,818 5,520 6,624 8,364 8,883 8,752 5,965 6,320 7,470 7,128 7,464 7,620 8,364 8,533 9,162 8,852 9,886 9,097 8,891 10,164 13,334 13,027 EXOR Listing Jun-09 Dec-09 Jun-10 Dec-10 Jun-11 Dec-11 Jun-12 Dec-12 Jun-13 Dec-13 Jun-14 Dec-14 Today NAV GROWTH OVER TIME EXPECTED TO EXCEED MSCI WORLD INDEX PERFORMANCE IN EUROS

10 WHAT EXOR WILL LOOK LIKE WITH P ARTNER R E COMMITTED TO MAINTAIN A CONSERVATIVE AND INVESTMENT GRADE CAPITAL STRUCTURE 1 - Process to spin - off and list Ferrari is ongoing 2 - Figures may not add due to rounding 3 – Based on 1.11 EUR/USD (exchange rate as of July 1, 2015) 4 - PartnerRe $6.7bn = $0.6bn (closing prices of 9.9% of PRE in EXOR portfolio) plus $6.1bn (90.1% of $6.8bn) FCA / Ferrari PartnerRe C&W CNH Industrial Other Investments and Treasury Stock Cash & Cash Equivalents 1 July 2015 Gross Asset Value $16.5bn 1,2,3 Pro Forma Gross Asset Value $20.0bn 1,2,3 6.7 40% 0.6 4% 1.3 8% 3.5 21% 2.5 15% 2.0 12% 6.7 33% PartnerRe 4 6.7 34% 3.5 17% 2.5 12% 0.7 4%

SUPERIOR OFFER AND IMPROVED TERMS FOR COMMON SHAREHOLDERS 2

SUPERIOR VALUE AT CLOSING

PARTNERRE'S OFFER VALUE COMPARISON



$137.50[1]
+$12.33
+10%
$125.17
+$14.82
+12%
$122.68
EXOR's Binding Offer (All-Cash)
Unaffected Value[2]
Pro Forma TBVPS[3]
Revised AXIS transaction (~90% Stock)

- EXOR's Binding Offer of $137.50 per share represents a 10% premium to the implied unaffected value of the AXIS transaction[2]
- EXOR's Binding Offer delivers approximately $15 of additional TBVPS to PartnerRe shareholders
- All in, EXOR's transaction values PartnerRe at 1.23x P/TBV and at a 27% premium to the unaffected price ($114.14)[4]

FULL, IMMEDIATE AND GUARANTEED VALUE TO PARTNERRE COMMON SHAREHOLDERS AT CLOSING

1 - PartnerRe shareholders to continue to receive regular dividend until closing, in addition to the $137.50 per share they will receive at closing of the EXOR transaction
2 - Consists of 2.18 shares of AXIS and special dividend of $11.50 per PartnerRe share. Based on AXIS' unaffected closing share price of $52.14 on 5/5/2015 (last closing price prior to takeover speculation for AXIS, if AXIS Agreement terminated)
3 - Equal to pro forma tangible book value per share of $51 for the combined company as of 12/31/15 per 6/1/15 PartnerRe Investor Presentation, multiplied by the exchange ratio of 2.18 plus the special dividend of $11.50
4 - Based on all-in value of $145.29 per PartnerRe share, including $6.39 of break fee and expense reimbursement and $1.40 of ordinary dividends before closing

12

EXOR

SUPERIOR VALUE AFTER CLOSING

- **EXOR's all-cash Binding Offer delivers superior value to PartnerRe shareholders, both at closing and in the future**
- **Reinvesting the cash consideration from EXOR in (re)insurance peers or other equities at a market return would result in illustrative value of $162 by 2017 for PartnerRe shareholders**
  - **Well exceeding the value potential of the AXIS transaction, even using AXIS/PartnerRe own unrealistic financial projections**
- **Reinvesting EXOR's cash proceeds in (re)insurance peers will also enable PartnerRe shareholders to retain upside (if any) from rising interest rates or improved industry pricing**

ILLUSTRATIVE FUTURE VALUE



$170
$150
$130
$110
$124
$139
$137
$150
$151
$162
Headline Value of EXOR's Binding Offer $137.50
Year-End 2015
Year-End 2016
Year-End 2017
AXIS Offer Value 1
EXOR Binding Offer Value 2

1 - AXIS offer value equal to estimated pro forma TBVPS for AXIS multiplied by the exchange ratio of 2.18 plus the special pre-closing dividend of $11.50, including any additional ordinary dividends PartnerRe shareholders will receive under the AXIS Transaction. Pro forma TBVPS at year-end 2016 and year-end 2017 reflects net income based on projections disclosed in Form S-4 Registration Statement filed 6/1/15, $200mn cost synergies phased in 50% in 2016 and 100% in 2017, pre-tax restructuring charge of $225mn (incurred 80% in Q4 2015 and 20% in 2016); excludes revenue dissynergies, upside from third party capital and incremental growth. All dividends compounded at 8.0% annual return based on estimated equity market return. All adjustments taxed at 16% assumed pro forma tax rate

2 - Equal to EXOR's all-cash offer of $137.50 and two $0.70 PartnerRe quarterly dividends prior to assumed closing date of 12/31/2015. Expected value of EXOR's Binding Offer at year-end 2016 and year-end 2017 reflects 8.0% annual return based on estimated equity market return

13

EXOR

SUPERIOR VALUE TO PRECEDENT INSURANCE TRANSACTIONS

	PartnerRe Metric	AXIS / PARTNERRE		COMPARABLE TRANSACTIONS					
		Initial AXS / PRE MoE	Revised AXS / PRE MoE	ENH / MRH	RenRe / PTP	Markel / Alterra	Alleghany / TransRe	PRE / Paris Re	EXOR Offer[3]
		1/26/15	5/4/15	3/31/15	11/24/14	12/19/12	11/21/11	7/5/09	5/12/15
DEAL VALUE ($BN)		5.4	6.2	1.8	1.9	3.1	3.4	2.0	7.2
PREMIUM TO UNAFFECTED	$114.14[1]	(6%) +33pp	10% +17pp	19% +8pp	24% +3pp	34% -7pp	36% -9pp	35% -8pp	27%
P/TBV[2]	$118.40	0.94x +0.29x	1.06x +0.17x	1.21x +0.02x	1.13x +0.10x	1.09x +0.14x	0.86x +0.37x	1.04x +0.19x	1.23x
% CASH / STOCK		0 / 100	9 / 91	25 / 75	61 / 39	32 / 68	24 / 76	17 / 83	100 / 0

Highest P/TBV of the peer group

EXOR'S 27% PREMIUM TO UNAFFECTED PARTNERRE SHARE PRICE AND 23% PREMIUM TO TBV FAIRLY VALUES ANY POTENTIAL RESERVE REDUNDANCIES (WHICH WERE ALREADY PRICED IN THE PARTNERRE $114.14 UNAFFECTED SHARE PRICE)

1 - PartnerRe unaffected share price at closing 1/23/2015 (last trading day prior to initial AXIS Amalgamation announcement)
2 - P/TBV calculated on 3/31/2015, consistently with other comparable transactions
3 - Based on a PartnerRe valuation including two quarters of ordinary dividends and $315mn termination fee and expense reimbursements
Note: XL/Catlin transaction is not comparable because Catlin has ca. half of its business on the Lloyd's market (which enjoys a premium P/TBV multiple) and ca. 2/3 of its business in Primary Insurance; premium to unaffected Catlin price was 23%, below EXOR's 27% premium

14

EXOR

15 SUPERIOR DEAL CERTAINTY TO THE AXIS TRANSACTION ▪ NO “walk away” risk - EXOR S.p.A . (listed company with approximately $15 billon of Net Asset Value) guarantees all payments and contractual terms, including those related to regulatory approvals ▪ NO regulatory risk - EXOR has the same exact regulatory covenant as the AXIS contract and has full confidence in its ability to obtain required regulatory approvals » No substantive antitrust issues as EXOR does not compete with PartnerRe » EXOR transaction leaves PartnerRe better capitalized than AXIS transaction — AXIS transaction involves $1.3 billion in extraordinary capital distributions around closing; none under EXOR — Combined AXIS/PartnerRe to distribute more than 125% of earnings from 2015 to 2017 ; less than 67% until December 31, 2020 under EXOR 1 » EXOR has a proven regulatory track record with past investments in insurers/reinsurers and other regulated financial services businesses globally » EXOR has engaged a highly experienced, global regulatory counsel team ▪ Unlike AXIS, EXOR will have to complete the acquisition of PartnerRe even in the event of PartnerRe ratings downgrade 2 associated with catastrophes or other losses ▪ EXOR expects to be able to close the transaction in December 2015, assuming no further delays from PartnerRe’s Board 1 – EXOR commitment is legally binding as per amended contract provided on July 7 to PartnerRe 2 – Unlike the AXIS Agreement, the EXOR Agreement does not have a “walkaway” right tied to an A.M. Best Ratings downgrade

16 IMPROVED TRANSACTION TERMS ▪ INCLUSION OF GO - SHOP PROVISION » Go - shop provision affords PartnerRe the opportunity to seek proactively other interested buyers after accepting EXOR’s Binding Offer » Guarantees a superior transaction at $137.50 per share (+$1.40 per share of ordinary dividends until closing) should other buyers not emerge or should PartnerRe face catastrophe losses or other book value losses » Go - shop period until August 31 during which the termination fee is reduced to $135 million (2.0% of deal value ) ▪ COVENANT FOR P ARTNER R E TO PAY A PRE - CLOSING CASH DIVIDEND OF $6.39 PER SHARE, EFFECTIVELY INCREASING VALUE OF EXOR’S OFFER TO $143.89, IF TERMINATION FEE NOT PAYABLE BY P ARTNER R E » Reflects pass through of $315 million termination fee and expense reimbursement, which would have been paid to AXIS, to PartnerRe shareholders » Requires that both PartnerRe and AXIS shareholders vote down the AXIS/PartnerRe transaction ▪ PERSONAL COMMITMENT FROM JOHN ELKANN UNDERSCORES REGULATORY CERTAINTY IN EXOR’S MERGER AGREEMENT » To underscore EXOR’s commitment to obtaining regulatory approval, today John Elkann provided PartnerRe with a legally binding personal commitment to provide the information necessary to obtain such approvals

SUPERIOR OFFER AND IMPROVED TERMS FOR PREFERRED SHAREHOLDERS 3

SIGNIFICANTLY IMPROVED EXOR TERMS WITH EXCHANGE OFFER

- EXOR's revised Agreement includes a post-closing covenant legally committing PartnerRe to commence a tax-free exchange offer whereby - if EXOR is successful in acquiring PartnerRe - each series of PartnerRe preferred shares will be exchangeable for a new series of preferred shares having the same terms as existing preferred shares except for the significantly improved terms described below
- No enhanced terms for preferred shares will be delivered if AXIS is successful in acquiring PartnerRe

	CURRENT	AXIS / PARTNERRE	EXOR ENHANCED PREFERRED STOCK
CAPITAL DISTRIBUTION TO COMMON	• 2014: ca. 90% of earnings	125%+ of earnings[1]	<67% of earnings[2]
CALL DATE	• Series D: callable • Series E: 6/1/2016 • Series F: 3/1/2018	No change to current	Non-call before Jan. 1, 2021
DIVIDEND	• Series D: 6.5% • Series E: 7.25% • Series F: 5.875%	No change to current	+100 bps

1 - From 2015 through 2017. Based on AXIS and PartnerRe presentations dated June 1, 2015
2 - Until December 31, 2020

18

EXOR

19 CONTINUED PUBLIC LISTING AND TRANSPARENT INVESTOR COMMUNICATION ▪ All PartnerRe preferred securities will remain listed and publicly traded ▪ PartnerRe will continue to be an SEC registrant with: » Continued quarterly and annual U.S. GAAP financial reporting and statistical supplements » Investor Relations function for preferred shareholders » Quarterly conference calls for preferred shareholders ▪ EXOR is a public company and is committed to ongoing, transparent, proactive investor communications

20 S&P STATEMENTS ON EXOR 1 – Please refer to EXOR press release issued on June 16, 2015 ▪ S&P affirmed EXOR and its investee companies are independently rated. EXOR capital structure will have no impact on preferred securities rating, or any other PartnerRe ratings 1 ▪ PartnerRe has repeatedly reported to its shareholders and to the media that “Given EXOR’s current ratings and the meaningful additional debt contemplated in proposed transaction financing, there is considerable risk that the rating of preferred shares would be downgraded upon sale to EXOR” . This statement is without merit and has not been endorsed by Standard & Poor's ▪ Under EXOR ownership, PartnerRe ( i ) will have the same business scope and strategy, (ii) will be operated by the same management team and (iii) will have a more conservative capital structure. As a consequence, EXOR expects the rating of preferred securities to remain the same and improve over time ▪ BBB+ long - term rating reaffirmed by S&P after submission of EXOR’s offer

SUPERIOR OUTCOME FOR PREFERRED SHARES UNDER EXOR OWNERSHIP AND EXCHANGE OFFER

	AXIS	EXOR
ENHANCED PREFERRED TERMS		
Legally binding capital distribution limits post-closing (as % earnings)	None ✗	< 67%[1] ✓
Call protection until Jan. 1, 2021	✗	✓
100 bps increase in dividend rate	✗	✓
OTHER TRANSACTION ELEMENTS		
Extraordinary capital distributions to common shareholders around closing	$1.3Bn ✗	None ✓
Lower leverage ratio	24.3% ✗	20.7% ✓
No execution & integration risks	▪ Client losses ▪ 20% cost reduction ▪ Significant employee redundancies ▪ New CEO and CFO ✗	▪ No client losses ▪ No employee redundancies ▪ Same management team ✓

1 - Until December 31, 2020

21

EXOR

4 Q&A

23 APRIL 2015 PARTNER RE 23 W HO W ILL L EAD P ARTNER R E AND H OW D OES EXOR P LAN TO O PERATE THE B USINESS ? 1

24 WHO WILL LEAD P ARTNER R E AND HOW DOES EXOR PLAN TO OPERATE THE BUSINESS? ▪ For over 20 years, PartnerRe has developed a unique culture centered around sophisticated, yet prudent, underwriting and nurtured its senior leadership from within ▪ EXOR believes the promotion of an internal candidate to CEO is the best avenue for PartnerRe’s future success » EXOR will seek to initiate talks with senior management after the AXIS agreement is terminated ▪ PartnerRe’s franchise will be preserved under EXOR’s ownership: » Incumbent management team will be empowered to operate the business with autonomy » PartnerRe Board will continue to have independent directors » PartnerRe’s highly respected brand will remain in place » EXOR will continue to manage PartnerRe’s investment portfolio in a conservative manner ▪ In contrast, the AXIS transaction entails significant execution and integration risks, along with meaningful job losses for PartnerRe employees 1

25 APRIL 2015 PARTNER RE 25 C AN EXOR “ WALK AWAY ” FROM THE TRANSACTION WITH MINIMAL RISK ? 2

26 2 CAN EXOR “WALK AWAY” FROM THE TRANSACTION WITH MINIMAL RISK? ▪ Parties to EXOR Agreement are not “shell companies” » EXOR N.V . capitalized with € 300 million ($333 million 1 ) since 2013 » EXOR S.p.A., a public company with approximately $15 billion of NAV, is a guarantor of all EXOR party covenants (including the one related to obtaining regulatory approval) and its payment obligations ▪ EXOR has no financing condition or contingency of any kind ▪ EXOR has committed and syndicated financing from institutions that are contractually obligated to finance the transaction, with the same exact regulatory covenants as the AXIS transaction ▪ John Elkann, in his individual capacity, has provided a legally binding commitment to provide all information necessary to obtain regulatory approvals ▪ Additionally , EXOR’s commitment is demonstrated by $609 million investment in PartnerRe, becoming its largest shareholder with a 9.9% stake 1 – Based on 1.11 EUR/USD (exchange rate as of July 1, 2015 )

27 APRIL 2015 PARTNER RE 27 W HY IS THERE NO REVERSE TERMINATION FEE ? 3

28 WHY IS THERE NO REVERSE TERMINATION FEE? 3 ▪ There is not a single example in the last 10 years of reverse termination fees for regulatory reasons in M&A deals with a value of $1 billion or more in life & annuity or property & casualty insurance or reinsurance ▪ Reverse termination fees are just not part of the M&A landscape in the (re)insurance industry ▪ The claim that such reverse termination fees are customary is false ▪ In addition, the examples cited by PartnerRe (e.g., Microsoft, Google) are completely irrelevant and target antitrust risk not present in the EXOR transaction ▪ EXOR public company guarantee, backed by approximately $15 billion of NAV , provides stronger commitment and greater certainty to closing

29 APRIL 2015 PARTNER RE 29 H OW WILL THE EXOR TRANSACTION IMPACT P ARTNER R E ’ S CAPITALIZATION AND LEVERAGE ? 4

30 HOW WILL THE EXOR TRANSACTION IMPACT P ARTNER R E ’ S CAPITALIZATION AND LEVERAGE? 4 ▪ PartnerRe’s capitalization and leverage will be improved by the EXOR transaction » To the contrary, the AXIS transaction involves $1.3 billion of extraordinary capital distributions around closing, significantly weakening PartnerRe’s balance sheet » AXIS/PartnerRe also intend to distribute more than 125% of earnings from 2015 to 2017 ; less than 67% earnings distribution – one of the lowest in the industry – until December 31, 2020 under EXOR ownership (legally binding commitment for EXOR) ▪ PartnerRe’s leverage will be lower under the EXOR transaction than the AXIS transaction » Less than 21% compared to more than 24% ▪ PartnerRe has published highly misleading calculations which purport to aggregate the debt of EXOR and its investee companies » According to S&P rating methodology, EXOR's debt is not attributed to its investee companies, and the debt of its investee companies is not attributed to EXOR 1 1 – Please refer to EXOR press release issued on June 16, 2015

31 APRIL 2015 PARTNER RE 31 A S A PRIVATELY - OWNED SUBSIDIARY OF EXOR, WILL P ARTNER R E BE ABLE TO ACCESS NEW CAPITAL IF NEEDED ? 5

32 AS A PRIVATELY - OWNED SUBSIDIARY OF EXOR, WILL P ARTNER R E BE ABLE TO ACCESS NEW CAPITAL IF NEEDED? ▪ EXOR’s ownership will be a source of strength and stability for PartnerRe » EXOR is currently ranked 24th in the Fortune Global 500 list » By definition, capital base will grow more quickly under EXOR because of its more conservative capital distribution policy ▪ EXOR has significant financial resources with approximately $15 billion of NAV and has over 100 - year track record of consistently supporting its portfolio companies when needed » PartnerRe could draw on these resources if needed ▪ PartnerRe will remain an SEC registrant and will access debt and preferred markets as it has in the past ▪ Additionally, EXOR itself is a public company with full access to the capital markets 5

33 APRIL 2015 PARTNER RE 33 W HAT ASSURANCE IS THERE THAT THE EXOR TRANSACTION WILL BE ACCEPTED BY P ARTNER R E ’ S B OARD WHEN THE AXIS TRANSACTION IS VOTED DOWN ? 6

34 6 ▪ Following a “no” vote on the AXIS transaction, EXOR expects the PartnerRe Board to act in a rational fashion and accept the EXOR Binding Offer in accordance with the expressed will of its shareholders ▪ EXOR has now included a go - shop provision in its Merger Agreement » Go - shop provision affords PartnerRe the opportunity to seek proactively other interested buyers after accepting EXOR’s Binding Offer » Guarantees a superior transaction at $137.50 per share (+$1.40 per share of ordinary dividends until closing ) should other buyers not emerge or should PartnerRe face catastrophe losses or other book value losses WHAT ASSURANCE IS THERE THAT THE EXOR TRANSACTION WILL BE ACCEPT ED BY P ARTNER R E ’ S BOARD WHEN THE AXIS TRANSACTION IS VOTED DOWN?